DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
03/13/2009	200907102790	ARTICLES OF ORGNZTN/DOM. PROFIT LIM.LIAB. CO. (LCP)	125.00	.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

CARLILE, PATCHEN & MURPHY
366 E. BROAD STREET
ATTN R SWOAGER
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, Jennifer Brunner

1842283

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CONTINENTAL ENERGY PARTNERS, LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
ARTICLES OF ORGNZTN/DOM. PROFIT LIM.LIAB. CO.	**200907102790**

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 10th day of March, A.D. 2009.

United States of America
State of Ohio
Office of the Secretary of State

Ohio Secretary of State

Prescribed by:
The Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
○ Expedite	PO Box 1390 Columbus, OH 43216
*** Requires an additional fee of $100***	
○ Non Expedite	PO Box 670 Columbus, OH 43216

ARTICLES OF ORGANIZATION FOR A DOMESTIC LIMITED LIABILITY COMPANY

Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE:

(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA) ORC 1705	(2) ☐ Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA) ORC 1705

Name of limited liability company: **CONTINENTAL ENERGY PARTNERS, LLC**

Name must include one of the following words or abbreviations: "limited liability company," "limited," "LLC," "L.L.C.," "ltd., "or "ltd"

Effective Date
(Optional) ______________ mm/dd/yyyy

(The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing)

This limited liability company shall exist for ______________
(Optional) Period of Existence

Purpose
(Optional)

____

____

____

____

____

____

☐ ***Check here if additional provisions are attached***

RECEIVED
SECRETARY OF STATE
CLIENT SERVICE CENTER

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member(s), manager(s) or representative(s) of

CONTINENTAL ENERGY PARTNERS, LLC
Name of Limited Liability Company

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is

CPM Statutory Agent Corp.
Name of Agent

366 East Broad Street
Mailing Address

Columbus	Ohio	43215
City	State	Zip Code

☐ **If the agent is an individual and using a P.O. Box, check this box to certify the agent is a resident of the state of Ohio.**

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

CONTINENTAL ENERGY PARTNERS, LLC
Name of Limited Liability Company

hereby acknowledges and accepts the appointment of agent for said limited liability company

Rebecca Swoager
Rebecca Swoager, Assistant Secretary, CPM Statutory Agent Corp.

REQUIRED
Articles and original appointment of agent must be **(signed)** by a member, manager or other representative.

Signature	March 10, 2009 Date
Michael A Smith	
Signature	Date
Print Name	
Signature	Date
Print Name	